UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017 (March 1, 2017)

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Gateway Dr, Suite 150 Irving, Texas		75063
(Address of Principal Executive Offices)		(Zip Code)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Direcotrs; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, the following changes were made to the membership of the Board of Directors (the “Board”) of Reata Pharmaceuticals, Inc. (the “Company”).

Director Resignation

On and effective as of March 1, 2017, Dennis Stone, M.D. tendered his resignation as a member of the Board. Dr. Stone resigned his Board membership to focus his attention on personal health issues; his resignation was not due to any disagreement with the Company, its management, or the Board. The Company thanks him for his service to the Company and its Board.

Director Appointment

On March 1, 2017, the Board appointed William D. McClellan, Jr. to the Board as a director. Mr. McClellan has been appointed as a member to the Compensation Committee and Nominating and Corporate Governance Committee, and he has been appointed as Chair of the Audit Committee.

Mr. McClellan is a financial management consultant to healthcare and life sciences companies.  From June 2004 until June 2016, he was the Chief Financial Officer and Executive Vice President of Finance of On-X Life Technologies Holdings, Inc., a medical device company. He also currently serves on the board of directors of Apollo Endosurgery, Inc., a publicly-traded company.  Mr. McClellan received a BBA in accounting from Abilene Christian University and is a Certified Public Accountant.

There are no arrangements or understandings between Mr. McClellan and any other person pursuant to which Mr. McClellan was selected as a director. Mr. McClellan does not have any family relationships with any director or executive officer of the Company or any person chosen by the Company to become a director or executive officer. There are no transactions in which Mr. McClellan has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, the Board has determined that Mr. McClellan satisfies the independence requirements of the NASDAQ Stock Market listing rules and the Securities and Exchange Commission for purposes of service on audit committees, compensation committees, and nominating and corporate governance committees. Additionally, the Board has determined that Mr. McClellan is an audit committee financial expert.

Upon his appointment to the Board, Mr. McClellan received the standard non-employee director compensation for serving on the Board, including a grant of 1,500 Company stock options, which vest on June 1, 2017, representing a pro rata portion of the annual grant for non-employee directors, as well as a one-time grant of 12,000 Company stock options, which vest over three years in equal annual installments, for a total of 13,500 Company stock options granted as of March 1, 2017. In addition, Mr. McClellan will receive $80,625 per year in Board and committee fees, payable in equal quarterly amounts after each quarterly Board meeting.

Also in connection with Mr. McClellan’s election to the Board, Mr. McClellan has entered into the Company’s standard form of indemnification agreement. Pursuant to the terms of this agreement, the Company may be required from time to time, among other things, to indemnify Mr. McClellan for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors. The foregoing description does not purport to be complete and is qualified by reference to the copy of the Indemnification Agreement attached as Exhibit 10.1 hereto, which is incorporated by reference into this report in its entirety.

As a result of the appointment of Mr. McClellan as a director of the Company, effective as of March 1, 2017, the members of the Company’s Board are James E. Bass, J. Warren Huff, William D. McClellan, Jr., R. Kent McGaughy, Jr., Jack B. Nielson, and William E. Rose.

Item 7.01.Regulation FD Disclosure.

A copy of the press release regarding the appointment of Mr. McClellan to the Board is furnished as Exhibit 99.1 hereto. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Indemnification Agreement, by and between the Company and William D. McClellan, Jr., dated March 1, 2017.
99.1*	Press release dated March 2, 2017.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: March 2, 2017	By:	/s/ J. Warren Huff
J. Warren Huff
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement, by and between the Company and William D. McClellan, Jr., dated March 1, 2017.
99.1*	Press release dated March 2, 2017.

*	Furnished herewith.

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